CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement Nos. 333-114756 and 811-21568 of Hillier Sanctuary Fund [the only portfolio constituting Hillier Funds Trust] on Form N-1A of our report dated August 18, 2004 and to the reference to us under the heading “Independent Registered Public Accounting Firm,” appearing in the Statement of Additional Information, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin
August 24, 2004